Exhibit 2.1

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 (this “Amendment”) to that certain Agreement and Plan of Merger, dated as of October 24, 2019 (the “Merger Agreement”), by and among EMPIRE BANCORP, INC., a New York corporation (the “Company”), LIGHTHOUSE ACQUISITION CO., INC., a New York corporation and a special-purpose, wholly owned subsidiary of Parent (the “Merger Sub”), and FLUSHING FINANCIAL CORPORATION, a Delaware corporation (“Parent” and, collectively with the Company and the Merger Sub, the “Parties”), as amended by Amendment No. 1 to the Merger Agreement, dated as of December 6, 2019 (“Amendment No. 1” and together with the Merger Agreement, the “Agreement”) is made and entered into by the Parties as of August 14, 2020. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 9.2 of the Agreement provides that the Parties may amend the Agreement pursuant to an instrument in writing signed by the Parties.

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    Section 1.11 of the Agreement is hereby amended to add the text, “Subject to Section 6.20, ” at the beginning thereof.

2.    Section 2.1(e) of the Agreement is hereby amended and restated in its entirety as follows:

“Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and signed.”

3.    The term “Election Deadline” in the Agreement shall mean 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date of the Supplemental Company Meeting (as defined herein) or such other date and time as the Parties shall mutually agree.

4.    In order to better reflect the Parties’ mutual intent and understanding at the time the Merger Agreement was entered into, Section 2.1 (h) of the Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock that will be converted into the right to receive the Per Share Cash Consideration pursuant to Section 1.5 (which, for this purpose, shall be deemed to include the Dissenting Shares) shall equal the product of 0.5 multiplied by the number of shares of Company Common Stock issued and outstanding immediately prior to the Closing including, for the avoidance of doubt, all shares of Company Common Stock subject to Company Restricted Stock Awards that have not been forfeited and that will vest in accordance with Section 1.7(c) (such number of shares of Company Common Stock, the “Target Cash Conversion Number”).”

5.    Section 2.1(j) of the Agreement is deleted in its entirety.

6.    For purposes of Article III of the Agreement, references to “Requisite Company Vote” shall be deemed to include “Supplemental Requisite Company Vote” (as defined herein), and references to “Company Meeting” shall be deemed to include “Supplemental Company Meeting” (as defined herein).

7.    Section 3.12(f) of the Agreement is amended to add the text “(other than any fact or circumstance that is publicly available information)”, following “knows of any circumstances”.

8.    Section 3.26 of the Agreement is amended to add the text “(other than any fact or circumstance that is publicly available information)”, following “or is aware of any fact or circumstance”.

9.    The references to “Agreement” in Section 3.27 of the Agreement shall be deemed to include this Amendment.

10.    The reference to “31,530,595” in Section 4.3(b) of the Agreement is hereby deleted and replaced with “28,157,206.”

11.    Section 4.13 of the Agreement is amended to add the text “(other than any fact or circumstance that is publicly available information)”, following “or is aware of any fact of circumstance”.

12.    The following provision is hereby added as Section 6.3(f) of the Agreement:

“The Company agrees that, upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent access to the credit files of the Company and the Company Bank and to such other information as Parent may reasonably request. Parent agrees that, upon reasonable notice and subject to applicable Laws relating to the exchange of information, Parent shall afford to the officers and employees of Company Bank access to the credit files of the Parent and the Parent Bank and to such other credit-related information as the Company may reasonably request. The Company agrees to participate in periodic meetings with Parent to discuss the status of the Company’s overall credit quality and specific credits as reasonably identified by Parent in light of the impact of the COVID-19 pandemic, to be held biweekly as determined to be appropriate by Parent, at which time Parent agrees to discuss the status of the Parent’s overall credit quality and specific credits as reasonably identified by the Company in light of the impact of the COVID-19 pandemic.”

13.    For purposes of Section 6.7(c) of the Agreement, references to “Requisite Company Vote” shall be deemed to include “Supplemental Requisite Company Vote” (as defined herein).

14.    The Company and Parent agree, immediately upon execution of this Amendment, to recommence work on the Informational Systems Conversion in accordance with Section 6.11 of the Agreement, including Parent’s obligation to promptly reimburse Company as provided therein. The Company and Parent agree to use commercially reasonable efforts to achieve the successful Informational Systems Conversion by a target date to be set by Parent, currently expected to occur in middle of the fourth quarter of 2020.

15.    For the avoidance of doubt, the Parties agree that the Company shareholder approval of the Agreement that occurred on February 27, 2020 constitutes the “Requisite Company Vote” for purposes of Section 6.15(a).

16.    Section 6.20 of the Agreement is hereby amended to add the following at the end thereof:

“Notwithstanding the foregoing, and notwithstanding any statement or inference to the contrary in any provision of this Agreement (as may be amended or supplemented from time to time) or any document delivered in connection herewith, no party hereto shall be considered to have made any representations or warranties regarding the Tax treatment of the Integrated Mergers or any of the Tax consequences to any holder of Company securities of this Agreement (as may be amended or supplemented from time to time) or any other aspect of the transactions contemplated hereby. The Company acknowledges that it and holders of its securities are relying solely on their own Tax advisors in connection with this Agreement (as may be amended or supplemented from time to time) and transactions contemplated hereby.”

17.    For purposes of Section 7.1(a) of the Agreement, the reference to “Requisite Company Vote” shall be deemed to include “Supplemental Requisite Company Vote” (as defined herein).

18.    For purposes of Section 7.1(d) of the Agreement, references to “S-4” shall be deemed to include “S-4/A” (as defined herein).

19.    Section 7.2(i) of the Agreement is hereby deleted.

20.    Section 7.3(e) of the Agreement is hereby deleted.

21.    The reference to “July 31, 2020” in Section 8.1(c) of the Agreement is hereby deleted and replaced in its entirety with “December 31, 2020.”

22.    For purposes of Section 8.1(d) of the Agreement, the reference to “Requisite Company Vote” shall be deemed to include “Supplemental Requisite Company Vote” (as defined herein).

23.    For purposes of Section 8.1(f) of the Agreement, the reference to “Requisite Company Vote” shall be deemed to include “Supplemental Requisite Company Vote” (as defined herein); for the avoidance of doubt, the reference to “Proxy Statement” shall be deemed to include the “Supplemental Proxy Statement” (as defined herein); the reference in subclause (i)(A) to “the Agreement” shall be deemed to include this Amendment; and subclause (ii) shall be deemed to include breaches by the Company or the Company Board of its obligations under Sections 26, 27 and 28 of this Amendment in any material respect.

24.    For purposes of Section 8.2(b)(i) of the Agreement, the reference to “Requisite Company Vote” shall be deemed to include “Supplemental Requisite Company Vote” (as defined herein).

25.    The Parties hereto agree to use reasonable best efforts to cause the proxy statement relating to the Supplemental Company Meeting (including any amendments or supplements thereto, the “Supplemental Proxy Statement”) and the prospectus supplement on Form S-4/A in which the Supplemental Proxy Statement will be included as a prospectus, to be filed with the SEC by Parent in connection with the transactions contemplated by this Amendment (including any amendments or supplements, thereto, the “S-4/A”) as promptly as reasonably practicable after the date of this Amendment, but in any event within thirty (30) days of the date of this Amendment, and to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to keep the S-4/A effective for so long as necessary to complete the Integrated Mergers. After the S-4/A is declared effective under the Securities Act, the Company, at its own expense, shall promptly mail or cause to be mailed the Supplemental Proxy Statement to its shareholders. A copy of the Form of Election will be included with the Supplemental Proxy Statement mailed to the Company shareholders. Each of the Parties hereto agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by or on behalf of itself for inclusion or incorporation by reference in the Supplemental Proxy Statement will, at the date it is first mailed to shareholders of the Company (or such other Persons entitled to vote in respect of matters covered thereby) or at the time of the Supplemental Company Meeting, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances in which they were made, not misleading.

26.    The Company shall take, in accordance with applicable Law and the Company’s articles of incorporation and bylaws, all action necessary to establish a record date for, and to duly call, give notice of, convene and hold a meeting of its shareholders (the “Supplemental Company Meeting”) as soon as practicable (and in any event such meeting to be convened within thirty (30) days following the time when the Supplemental Proxy Statement is mailed to the Company shareholders, unless a later date is agreed to in writing by Parent and the Company) for the purpose of obtaining the adoption and approval of this Amendment and the transactions contemplated thereby by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Supplemental Requisite Company Vote”) required in connection with this Amendment. Except with the prior approval of Parent, no other matters shall be submitted for the approval of Company shareholders at the Supplemental Company Meeting. The Company shall, through the Company Board, recommend to its shareholders that they adopt and approve this Amendment and the transactions contemplated thereby (the “Supplemental Company Recommendation”) and shall use its reasonable best efforts to solicit such approval from the shareholders of the Company and to obtain the Supplemental Requisite Company Vote, including by communicating to its shareholders the Supplemental Company Recommendation (and including the Supplemental Company Recommendation in the Supplemental Proxy Statement).

27.    Supplemental Company Recommendation. (i) The Company Board shall at all times prior to and during the Supplemental Company Meeting make the Supplemental Company Recommendation and shall not otherwise withhold, withdraw, change, qualify, amend or modify the Supplemental Company Recommendation, and (ii) the Supplemental Proxy Statement shall include the Supplemental Company Recommendation. In the event that there is present at the Supplemental Company Meeting, in person or by proxy, sufficient favorable voting power to secure the Supplemental Requisite Company Vote, the Company will not adjourn or postpone the Supplemental Company Meeting unless the Company Board reasonably determines in good faith, after consultation with and having considered the advice of counsel, that failure to do so would constitute a violation of its fiduciary duties under applicable Law.

28.    Supplemental Company Meeting Adjournment. The Company shall adjourn or postpone the Supplemental Company Meeting if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Notwithstanding anything to the contrary in this Agreement or any amendment hereof, unless this Agreement, including any amendment hereof, has been terminated in accordance with its terms, the Company shall ensure that the Supplemental Company Meeting is called, noticed, convened, held and ultimately conducted, and this Amendment shall be submitted to the shareholders of the Company at the Supplemental Company Meeting, for the purposes of considering and voting upon the approval of this Amendment and the Integrated Mergers, and nothing contained herein shall be deemed to relieve the Company of such obligation.

29.    Representations and Warranties of the Company. Each of the representations and warranties of the Company contained in Section 3.2 (Organization and Standing) of the Agreement, Section 3.3 (Capitalization) of the Agreement, subsections (a), (b) and (c) of Section 3.4 (Subsidiaries) of the Agreement, subsections (c) and (d) of Section 3.5 (Corporate Power and Authority) of the Agreement, Section 3.9 (Brokers) of the Agreement, subsection (a) of Section 3.10 (Absence of Certain Changes and Events) of the Agreement and Section 3.26 (Reorganization) of the Agreement are true and correct in all respects as of the date of this Amendment (except to the extent such representations and warranties are made expressly as of an earlier date, in which case as of such earlier date), and each of the representations and warranties of the Company set forth in subsection (d) of Section 3.4 (Subsidiaries) of the Agreement, subsections (a) and (b) of Section 3.5 (Corporate Power and Authority) of the Agreement, Section 3.6 (Consents and Approvals; Non-Contravention; No Defaults) of the Agreement, Section 3.7 (Financial Statements; No Undisclosed Liabilities) of the Agreement, Section 3.12 (Tax Matters) of the Agreement and Section 3.17 (Agreements with Regulatory Agencies) of the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties are made expressly as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Company set forth in the Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties) are true and correct in all respects as of the date of this Amendment (except to the extent such representations and warranties are made expressly as of an earlier date, in which case as of such earlier date); provided, that for purposes of this sentence, such representations and warranties are true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation.

30.    Representations and Warranties of Parent. Each of the representations and warranties of Parent set forth in the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties are made expressly as of an earlier date, in which case as of such earlier date); provided, that for purposes of this sentence, such representations and warranties (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties) are deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

31.    Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions of the Agreement shall remain in full force and effect in accordance with the terms thereof. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties hereto, all references in the Agreement to “this Agreement” shall be deemed to refer to the Agreement as amended by this Amendment.

32.    This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

33.    The provisions of Article IX (General Provisions) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first above written.

EMPIRE BANCORP, INC.

By:	/s/ Douglas C. Manditch
Name:	Douglas C. Manditch
Title:	Chairman of the Board, Chief Executive Officer and Secretary

FLUSHING FINANCIAL CORPORATION

By:	/s/ John R. Buran
Name:	John R. Buran
Title:	President and Chief Executive Officer

LIGHTHOUSE ACQUISITION CO., INC.

By:	/s/ John R. Buran
Name:	John R. Buran
Title:	President

[Signature Page to Amendment No. 2 to the Merger Agreement]